Exhibit 10.30

LEASE AGREEMENT SIGNED BY, “INMOBILIARIA CALIBERT, SA DE CV, HEREINAFTER NAMED “ CALIBERT”, REPRESENTED BY HIS LEGAL AGENT MR. JERONIMO BERTRAN PASSANI, AND , “INSTRUMENTOS MUSICALES FENDER , SA DE CV, HEREINAFTER NAMED:” FENDER”, REPRESENTED BY HIS LEGAL AGENT MR. SERGIO ESTEBAN VILLANUEVA RODRIGUEZ IN ACCORDANCE WITH THE BACKGROUND, THE STATEMENTS AND CLAUSES HEREIN STATED}

BACKGROUND:

I. No other modifications, except as otherwise provided herein all other terms and provisions of the original Lease shall remain in full force and effect. FENDER and CALIBERT (hereinafter and collectively named “PARTIES”) signed on January 1, 2008 lease on the property (hereinafter and collectively named “WAREHOUSES” and individually, “THE WAREHOUSE”) identified by each of THE PARTIES as follows:

For CALIBERT Warehouse #	For FENDER Warehouse	Location	Monthly current Rent
1	1	Calle Huerta # 132 Surface 2,500.0 m2	7,004.00
2	2	Calle Huerta # 138 Surface 2,500.0 m2	8,038.00
3	3	Calle Huerta # 144 Surface 2,500.0 m2	8,038.00
5	4	Calle Huerta # 279 Surface 2,887.5 m2	10,169.00
6	5	Calle Huerta # 279 Surface 2,750.0 m2	11,923.00
9	8	Calle Huerta # 279 Surface 8,112.5m2,	40,580.00

... The latter with an area of 880 m2 where the water tank for fire protection system is located, a dining room and a mechanic shop, all in the Colonia Carlos A. Pacheco Ensenada, Baja California, having agreed that the expiration of that contract would be on December 31, 2010.

(* = Dollars of the United States of America)

II. CALIBERT owns the property that immediately follows, and that for the purposes of this contract is identified as Warehouses “6” and “7”, respectively:

6	Calle Huerta # 279 surface 2.580.0 m2
7	Calle Huerta # 279 surface 1,960.0 m2

STATEMENTS

A.	FENDER states:

A.1. Been constituted under Mexican law on the 6th. day of the month of May of 1987 -, as recorded in deed N ° 47,733, volume 533- granted before Mr. Carlos Mendoza Dominguez, Adjoined Notary Public to the Notary Public Number Three of the city of Ensenada, Baja California, of which title holder to said Notary is Mr. Alfredo Gonzalez Corral, which was duly entered in the Public.

Registry of Property and Commerce of the City of Ensenada, Baja California, under entry number 3,128, pages 282-283, Volume XV, Commerce Section, on June 19, 1987, and that its representative has sufficient powers to do so.

A.2 That its representative has sufficient authority to the signing of this contract, as stated in the Deed number 63,080, volume 2,496, dated September 15, 2006, granted before Ms. Elsa Maria Novoa Foglio, Adjoined Notary Public to the Notary Public Number Eight of the city of Tijuana, Baja California, of which title holder to said Notary is Mr. Ricardo del Monte Nuñez

A.3. Be his desire to continue leasing the warehouses that have been indicated in the Background section above noted, on the understanding that Warehouses 1 and 2 mentioned in the Background I of this document, wishes to leave them in a short time, but in turn wants to take on lease warehouses “6” and “7” mentioned in the Background II.

B.1 CALIBERT states: That is a company incorporated under Mexican law, as recorded in Deed No 21,007 Volume 257 dated August 14 1981 granted before Lic Alejandro Athie Carrasco, Notary Public No. 1 of Ensenada, Baja California which was duly recorded in the Public Registry of Property and Commerce of Ensenada, Baja California, under entry number 382 pages 282/283 Volume 8, Commerce Section, on March 7th, 1983 electronic file No 12666*3, dated March 7, 1983

B.2 That its representative has sufficient authority to the signing of this contract, as stated in the Deed No 69,972 Volume 1,152 dated December 28th, 2010 granted before the Notary Public N ° 4 Ensenada, Baja California, Mr. Angel Saad Said, which was duly recorded in the Public Registry of Property and Commerce of Ensenada, Baja California, under electronic file No 12666*3 dated January 3th 2011

B.3. Be his desire to continue to rent the Warehouses to FENDER, replacing sometime in the future Warehouses “1” and “2” mentioned in the Background I of this document, by the Warehouses “6” and “7” mentioned in the Background II.

B.4. That is carrying out a financial restructuring of the company, and is planning shortly to carry out the transfer of the usufruct of all or parts of buildings that make THE WAREHOUSES transmitting such rights to Grupo Inmobiliario Calibert S de R.L de CV; for the purposes of Article 2321 Civil Code of the State of Baja California, under the assumption that he could give FENDER right to be preferred in such disposition, this document contains a record of the notice of the respondent is to be done for legal purposes as appropriate.

CLAUSES

FIRST.	Goods covered by this lease:

WAREHOUSES subject of the lease that the act is agreed, are identified in the sketch added to this document duly signed, and that for both PARTIES will be identified with the numbers given by Fender in the Background I like so:

RECREATION AREA: Located on Calle Huerta # 279 in Colonia Carlos A. Pacheco de la Ensenada, Baja California, with total area of 840 m2, identified with the letter “H”.

PARKING: Located on Calle Huerta # 279 in Colonia Carlos A. Pacheco de la Ensenada, Baja California, with total area of 1.624 m2, identified with the letter “I”

ROAD: Located on Calle Huerta # 279 in Colonia Carlos A. Pacheco de la Ensenada, Baja California, with total area of 4.250 m2, identified with the letter “J”.

SECOND                         Lease Amount:

The parties agree to set the monthly rent amounts based only on the number of square meters in each one of the warehouses as it was specified in clause FIRST above, FENDER must pay CALIBERT in US Dollars , plus the corresponding Value Added Tax, as follows

A) WAREHOUSE N ° 1, the amount of $ 7.004.00

B) WAREHOUSE N ° 2, the amount of $ 8,038.00

C) WAREHOUSE N ° 3 the amount of $ 8,038.00

D) WAREHOUSE # 4 the amount of $ 10,169.00

E) WAREHOUSE N ° 5 the amount of $ 11,923.00

F) WAREHOUSE # 6 the amount of $ 8,497.50

G) WAREHOUSE No. 7 the amount of $ 8,237.00

H) WAREHOUSE No. 8 the amount of $ 40,580.00

THIRD.                         Replacement Warehouses:

PARTIES agree that WAREHOUSES 1 and 2 mentioned in the Background I of this document, shall be replaced in this lease by WAREHOUSES “6” and “7” mentioned in the Background II to which they agree on:

1 FENDER will return WAREHOUSE “I” to CALIBERT in a short time partially terminating this contract solely on what refers to WAREHOUSE “1” as FENDER renders to CALIBERT that warehouse.

2 On April 1st, 2011 CALIBERT will give possession to FENDER of WAREHOUSE “6 “, incorporating such WAREHOUSE to all the provisions of this contract, agreeing that the amount of monthly rent FENDER will cover to CALIBERT for that property shall be the amount of $ 8,497.50 (Eight thousand four hundred ninety seven Dollars 50/100 ).

3 FENDER will return WAREHOUSE “2” to CALIBERT in a short time partially terminating this contract solely on what refers to WAREHOUSE “2” as FENDER renders to CALIBERT that warehouse

4 On May 1st, 2011 CALIBERT will give possession to FENDER of WAREHOUSE “7”, incorporating such WAREHOUSE to all the provisions of this contract, agreeing that the amount of monthly rent FENDER will cover to CALIBERT for that property shall be the amount $ 8,237.00 (Eight Thousand two hundred thirty seven Dollars 00/100 ).

5 The incorporation of BODEAS “ 6 ” and “ 7 ” to this contract shall be subject in everything that is in effect, its terms and conditions, ending the leasing of them on the date specified in clause Eight of this document.

FOURTH:                         Assets and property under lease should be used as follows:

The PARTIES hereby agree that FENDER may use THE WAREHOUSES for industrial facilities, for storage, manufacturing, and assembling of all FENDER products, as well as for its offices. CALIBERT may cancel this Lease Contract if FENDER fails to comply with the agreement and uses the WAREHOUSES for any other purpose without prior consent from CALIBERT

FIFTH:                         Increase on rental price:

Both PARTIES agree that the monthly rental payments will increase annually according to the US inflation “CPI” and wiil not exceed five (5) percent.

Lease payments should be paid in monthly advanced payments to CALIBERT or whoever represents its rights, at the offices located on Ave. Pedro Loyola # 400 , Colonia Carlos A Pacheco, in Ensenada, Baja California, the first day of each month. FENDER should refrain from retaining any monthly rental neither should request for any reduction, except in case pursuant to the provisions of article 2294 of the Civil Code, therefore FENDER renounces to the rights granted by articles 2295, 2319, and 2364 of the Civil Code.

Should FENDER fail to pay three monthly rental payments, then CALIBERT may rescind this Lease Contract upon 30 days prior written notice to FENDER with the conventional penalty agreed on clause eighth, without any judicial proceedings, requesting FENDER to vacate the property, and FENDER paying all reasonable legal expenses, if any

SIXTH.                         Current conditions of THE WAREHOUSES:

It is hereby stated that all THE WAREHOUSES mentioned above are in good conditions, therefore FENDER renounces to the rights granted by articles 2286, fraction V and 2295 of the Civil Code for the State of Baja California, accepting FENDER to return said WAREHOUSES on the same condition except for the deterioration caused for its good natural use. Otherwise FENDER will pay for the necessary repairs. It is clearly understood that CALIBERT will not pay for any minor repairs.

All of the WAREHOUSES meet the hygiene conditions foreseen by the lay and FENDER agrees to keep such conditions. Any problems with the drainage or anything related to the property will be paid by FENDER.

FENDER will be liable for any damage to the WAREHOUSES, whatever the cause is, either caused by their family, workers, visitors, with exception of natural phenomena (earthquakes, hurricanes, floods, etc.) or damages caused by CALIBERT. Any problems with the drainage system or any other problem related to the property itself, will be solved and paid by FENDER, even though such damages be caused by their use.

SEVENTH.                         Modifications to THE WAREHOUSES:

FENDER requires written authorization from CALIBERT for any necessary changes or improvements to the WAREHOUSES or to the property under lease. In the event CALIBERT gives authorization to FENDER for any changes or improvements to the WAREHOUSES, such authorization or permit should include the conditions for such changes or improvements; on the understanding that any improvements or construction, if not movable, will remain on the property in favor of CALIBERT, if so decided by CALIBERT, without any compensation for FENDER.

In the event FENDER makes any changes on THE WAREHOUSES or makes any improvements without written permit from CALIBERT, it will be liable pursuant to the provisions of article 2315 of the Civil Code, and CALIBERT will not pay for any improvements, FENDER should remove such improvements if so required by CALIBERT, repairing and paying for any damages, therefore it renounces to the benefits of articles 2297, 2298 and 2321 of the Civil Code.

It is clearly understood by the parties that in the event any or all the WAREHOUSES and their contents suffer any damage caused by deterioration or by any “Acts of God”, and/or destruction of the property caused by natural disasters, such as hurricanes, floods, earthquakes, etc., becoming out of control from any of the contracting parties, each of them should accept any damages to their own property.

EIGHT.                         Lease Term:

The lease term is for three years and will start from the 1st January 2011.

PARTIES agree that at all times FENDER may request termination of the contract, in whole or in part, provided it has notified the other party by written notice to that effect, at least one year in advance. If the termination is partial, is subject to the following:

A. Termination shall only be the full area of any of the warehouses mentioned in the FIRST and SECOND clause above.

B. In the case of termination of lease of any of the warehouses 3, 4, 5, 6, 7 and 8 in the first clause mentioned above, when it comes to recreational and parking areas will also cause the cancellation of the use of them in the same proportion of the meters of the warehouse cancelled

C. Regarding the ROAD AREA, it will remain in possession of FENDER only for time that the warehouses 4, 5, 6, 7 and 8 set out in clause first above are rented, as soon as this is not so, FENDER must open the access to this area to allow it to be freely used by the occupants of those warehouses that have not rented.

After the year of the notification referred above, in the case that Fender did not make delivery of corresponding areas in the agreed form, the parties agree that:

1 .FENDER paid as a penalty clause for the sole reason for the delay an equivalent to one month of the rent of the cancelled warehouses,

2. Regardless of the specified penalty, FENDER will pay CALIBERT as rent for each day they remain occupying the warehouse concerned, 7% (seven percent) of the monthly rent that were in effect at the time that the vacate must have occurred , and in addition will cover the damages caused to CAL1BERT for its breach.

3. If CALIBERT shall have to take legal action for the evacuation of the warehouses , shall be borne by FENDER all expenses, costs or expenses that are generated with the procedure, without conforming to the official tariffs, but the real value disbursed by CALIBERT.

4. In the case of playgrounds and parking are not delivered timely by FENDER, it is to pay as a penalty clause for the sole reason for the delay an equivalent to one month of the rent of the cancelled warehouses , and for each day of delay 3% (three percent) of the monthly rent that were in effect at the time that the vacate must have occurred

5. In the case of not allowing free access to AREA OF ROAD . the penalty is will be one month rent of the cancelled warehouses

6. In the case that FENDER has 2 or more months of delinquent rent payments, FENDER is not allowed to remove any equipment from the building until the debt has been paid as a form of guarantee for payment. If FENDER is current on its rental payments FENDER will be allowed to remove machinery and equipment from the facility.

PARTIES agree that in the event that CALIBERT decide to sell some or all of the warehouses, FENDER have the first option.

NINTH.                         Loan of the playground and the parking lot:

Both PARTIES agree that while FENDER continues leasing as a whole, all warehouses 3,4,5,6,7 and 8 under this contract, CALIBERT will allow FENDER use of the playground, parking and the adjacent road referred to in the first clause of this contract for use in a natural form and as its name indicates: if FENDER does not rent all of the warehouses 3, 4, 5, 6, 7, and 8, CALIBERT will retain rights of use to the playground, and FENDER will only be entitled to parking space according to law, and the use of the road solely and exclusively relevant to the warehouses that FENDER continues to lease, granting free access to any third party.

TENTH.                     Licences and permits:

It is hereby agreed that FENDER has the obligation to obtain and keep effective all licenses, permits, authorizations, etc., from any authority for the legal operation of the business, especially for the “Use of Land” and “Functioning”; on the understanding that FENDER should obtain such permits.

Should any of THE WAREHOUSES is legally intervened, closed or foreclosed by any authority for any cause imputable to FENDER either for violation of the Law, nonpayment of taxes or by any other reason, FENDER will continue making monthly rental payments. In the event FENDER has to vacate the

WAREHOUSE or WAREHOUSES due to foreclosure or legal closing for any cause imputable to FENDER, it is clearly understood that this Lease Contract will become null and void even without a judicial order, besides, any payments paid by CALIBERT in the achievement to obtain THE WAREHOUSE, including reasonable attorney’s fees or payments to personnel in charge of the proceedings, will be reimbursed by FENDER, who will pay the rental payments during the time that the WAREHOUSE is not being used, paying the equivalent to three months of rental payment.

ELEVENTH.                         Any other payments:

Both PARTIES agree that CALIBERT will pay property taxes on THE WAREHOUSES and any other tax, contribution or cooperation of any kind on the WAREHOUSES will be paid by FENDER, especially payments for utilities bills, such as water and electricity.

TWELFTH.                         Waiver of preference:

Attentive to what was stated in paragraph B.4 of the Declaration B of this contract, to the transmission of usufruct CALIBERT intends to carry to Grupo Inmobiliaria Calibert S. de R.L. de C.V, FENDER in this act, for the purposes of Article 2321 Civil Code of the State of Baja California, under the assumption that it could assist the right to be preferred in such alienation, expresses and records for legal purposes Where appropriate, that it is not its will to exercised that right, leaving CALIBERT in absolute freedom to carry out the transfer of usufruct rights given either in one or more mutually independent events, during the term of this contract and its extensions.

THIRTEENTH.                         Address:

It is hereby agreed that for any legal effect, the parties declare to have their domiciles as follows: FENDER: Calle Huerta N° 138, Colonia Carlos A. Pacheco, Ensenada, Baja California, CALIBERT: Ave. Pedro Loyola # 400 Colonia Carlos A. Pacheco, Ensenada, Baja California, renouncing to any present or future jurisdiction, any notification will be served to this domicile.

FOURTEENTH.                         Courts:

For the legal interpretation of this contract, they agree to be submitted to the courts in Ensenada, Baja California renouncing to their jurisdiction.

Having read the content of this Lease Contract, the PARTIES ratify it and sign it in Ensenada, Baja California, this 3rd day of January 2011,

CALIBERT	FENDER

INMOBILIARIA CALIBERT, S.A. DE C.V.	INSTRUMENTOS MUSICALES FENDER, S.A. DE C.V.

JERONIMO BERTRAN PASSANI	SERGIO ESTEBAN VILLANUEVA RODRIGUEZ